                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             T CELL SCIENCES, INC.
                (Name of Registrant as Specified In Its Charter)

                             T CELL SCIENCES, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

- --------------------------------------------------------------------------------

                                    [LOGO]

                             T CELL SCIENCES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

     The Annual Meeting of Stockholders of T Cell Sciences, Inc. will be held at Fleet Bank, Room FG, 75 State Street, Boston, Massachusetts, 02109 on Tuesday, May 21, 1996 at 2:00 P.M., for the following purposes:

        1. To elect six directors to serve until their successors are elected and take office.

        2. To transact any other business which may properly come before the meeting.

     Stockholders of record at the close of business on March 29, 1996 will be entitled to notice of and to vote at the meeting. Stockholders who are unable to attend the meeting in person are requested to complete, date and return the enclosed form of proxy in the envelope provided. No postage is required if mailed in the United States.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1995 is being mailed to you with this Notice and Proxy Statement.

                                            PAMELA A. HAY
                                            Secretary

Needham, Massachusetts
April 12, 1996

                            YOUR VOTE IS IMPORTANT.

         YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

                             T CELL SCIENCES, INC.
                               115 FOURTH AVENUE
                          NEEDHAM, MASSACHUSETTS 02194

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share, ("Common Stock") of T Cell Sciences, Inc. ("the Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 21, 1996, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before the proxies are voted by filing with the Secretary of the Company a written revocation or duly executed proxy, bearing a later date, or by voting in person at the meeting.

     The purpose of the meeting is to (i) elect six directors to serve as the Board of Directors for the ensuing year; and (ii) transact any other business which may properly come before the meeting. The Company is not currently aware of any other matters which will come before the meeting. If any other matters properly come before the meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters. Shares represented by executed and unrevoked proxies will be voted FOR the proposal shown on the form of proxy unless otherwise indicated on the form of proxy. Directors are elected by plurality of votes cast at the meeting.

     Stockholders of record at the close of business on March 29, 1996 will be entitled to vote at the meeting. The Company had issued and outstanding on March 15, 1996, 19,896,804 shares of Common Stock, each of which is entitled to one vote upon each of the matters to be presented at the meeting. The presence of holders of a majority of shares of Common Stock, whether in person or by proxy, will constitute a quorum at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions will have the effect of a negative vote and broker non-votes will have no effect on determining whether a proposal has been approved.

     Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Forms of proxies will be mailed to stockholders with the Proxy Statement on or about April 12, 1996. Proxies will be solicited chiefly by mail, but additional solicitation may be made by telephone or telecopy by the officers, regular employees or agents of the Company. All solicitation expenses, including costs of preparing, assembling and mailing the proxy material, will be borne by the Company.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of March 15, 1996 regarding
Common Stock ownership by all persons known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, by all directors and nominees for director, by all named and current executive officers, and by all directors and executive officers as a group.

                                                            AMOUNT AND
                                                            NATURE OF
NAME AND ADDRESS                                            BENEFICIAL         PERCENTAGE OF
OF BENEFICIAL OWNERS                                       OWNERSHIP(1)       COMMON STOCK(2)
- -------------------------------------                     --------------     -----------------
James D. Grant.........................................      311,000(4)             1.6%
  860 Fifth Avenue
  New York, NY 10021
Patrick C. Kung, Ph.D..................................      753,960(5)             3.8%
  T Cell Sciences, Inc.
  115 Fourth Avenue
  Needham, Massachusetts 02194
Alan W. Tuck...........................................      512,009(6)             2.6%
  T Cell Sciences, Inc.
  115 Fourth Avenue
  Needham, Massachusetts 02194
John P. Munson.........................................       30,000(7)              *
  1 Heathlands Drive
  Maidenhead
  Berkshire SL6 4NF
  ENGLAND
Thomas R. Ostermueller.................................        5,000(3)              *
  Melville Biologics, Inc.
  155 Duryea Road
  Melville, New York 11747
John Simon.............................................      161,107(8)              *
  Allen & Company Incorporated
  711 Fifth Avenue
  New York, New York 10022
Duff Brace.............................................       15,000(3)              *
  T Cell Sciences, Inc.
  115 Fourth Avenue
  Needham, Massachusetts 02194
Una S. Ryan, Ph.D......................................       70,088(3)              *
  T Cell Sciences, Inc.
  115 Fourth Avenue
  Needham, Massachusetts 02194
James L. Levin, D.V.M..................................       30,357(9)              *
  T Cell Sciences, Inc.
  115 Fourth Avenue
  Needham, Massachusetts 02194
All directors and officers as a group (consisting of 9
  persons).............................................    1,888,521                9.5%

- ---------------

 *  Less than 1%.

(1) Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.

(2) Common Stock includes all outstanding Common Stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended), all Common Stock subject to any right of acquisition, through exercise or conversion of any security, within 60 days of March 15, 1996.

(3) Consists solely of shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of March 15, 1996.

(4) Includes 11,000 shares held by Mr. Grant's wife, to which he disclaims beneficial ownership, and 244,445 shares of Common Stock issuable upon exercise of stock options, which are exercisable within 60 days of March 15, 1996.

(5) Includes 255,000 shares held by Dr. Kung's wife, to which he disclaims beneficial ownership, 50,000 shares held by a trust for himself and his family members, and 187,626 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of March 15, 1996. Excludes shares held by a trust for his minor children which is administered by disinterested trustees, excludes shares held by a custodian for his mother and excludes shares held by a charitable trust established by Dr. Kung and his wife.

(6) Includes 1,000 shares of Common Stock held by trusts for Mr. Tuck's mother and brother and for which Mr. Tuck holds voting power, includes 13,000 shares of Common Stock held jointly by Mr. Tuck and his wife, and includes 498,009 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of March 15, 1996.

(7) Includes 15,000 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of March 15, 1996.

(8) Includes 45,000 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of March 15, 1996. Excludes 354,928 shares of Common Stock beneficially owned by Allen & Company Incorporated as of March 15, 1996, to which Mr. Simon disclaims beneficial ownership.

(9) Includes 29,857 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of March 15, 1996.

                       PROPOSAL 1--ELECTION OF DIRECTORS

     Six directors, constituting the entire Board of Directors, are to be elected at the meeting. Each of the nominees listed below has consented to be nominated and to serve if elected. The directors are elected by a plurality of the votes cast at the meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the nominees named below, all of whom are now directors of the Company. In the event that a vacancy may occur during the year, such vacancy may be filled by the Board of Directors for the remainder of the full term. All nominees will be elected to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee.

     The nominees for the Board of Directors, their ages, the year in which each first became a director and their principal occupations during the past five years are:

                                        YEAR FIRST                 PRINCIPAL OCCUPATION
           NOMINEE              AGE   BECAME DIRECTOR           DURING THE PAST FIVE YEARS
           -------              ---   ---------------           --------------------------
James D. Grant(1)               63          1986        Chairman of the Board from November 1986 to
                                                        date and Chief Executive Officer of the
                                                        Company from November 1986 to February
                                                        1992. Vice President, Scientific
                                                        Development of CPC International, Inc. from
                                                        1973 to October 1986. From 1969 to 1972 Mr.
                                                        Grant served as Deputy Commissioner--U.S.
                                                        Food and Drug Administration and served as
                                                        Vice Chairman of an FDA Advisory Committee,
                                                        the "Edwards Commission". Director of
                                                        Targeted Genetics Corp. (U.S.),
                                                        International Biotechnology Trust (U.K.),
                                                        and Biocompatibles, Ltd. (U.K.).

                                        YEAR FIRST                 PRINCIPAL OCCUPATION
           NOMINEE              AGE   BECAME DIRECTOR           DURING THE PAST FIVE YEARS
           -------              ---   ---------------           --------------------------
Patrick C. Kung, Ph.D.(1)       48          1984        Vice Chairman of the Board of the Company
                                                        from February 1989 to date and Director
                                                        since February 1984. Scientific Director of
                                                        the Company from February 1984 to August
                                                        1992. Since June 1994, President of Global
                                                        Pharma Ltd., a Bermuda limited liability
                                                        company, of which the Company holds a
                                                        minority interest. Vice President of
                                                        Research for Centocor, Inc. from 1981 to
                                                        January 1984.

Alan W. Tuck(1)                 47          1992        President and Chief Executive Officer of
                                                        the Company since February 1992 and acting
                                                        Chief Financial Officer of the Company
                                                        since September 1994. President of T Cell
                                                        Diagnostics, Inc. since March 1996. Mr.
                                                        Tuck was Vice President--Marketing and
                                                        Business Development of Biogen, Inc. from
                                                        October 1987 to November 1991 and held
                                                        various positions at Bain & Company
                                                        including Manager from January 1984 to
                                                        October 1987. Served in various positions
                                                        at Cummins Engine Company from 1971 to 1984
                                                        including General Manager--Parts Marketing.
                                                        Director of Genzyme Transgenics
                                                        Corporation.

John P. Munson(3)               61          1992        Private investor since April 1992
                                                        retirement from positions of Senior Vice
                                                        President of Syntex Corporation and
                                                        President of Syntex Pharmaceuticals
                                                        International Ltd. Served in various
                                                        management capacities at Syntex since 1969.

Thomas R. Ostermueller(2)(3)    47          1994        President and CEO, Melville Biologics, Inc.
                                                        since February 1995; previously Chief
                                                        Operating Officer, Executive Vice President
                                                        and member of the Board of Trustees of the
                                                        New York Blood Center since February 1993.
                                                        Executive Vice President of the Mead
                                                        Johnson Nutritional Group, Bristol-Myers
                                                        Squibb from 1990 to 1993 and Vice President
                                                        of Bristol-Myers from July 1988 until 1990.

John Simon(2)                   53          1985        Executive Vice President and a Managing
                                                        Director of Allen & Company Incorporated, a
                                                        registered broker-dealer and investment
                                                        banking firm, for more than five years.
                                                        Director of Immune Response Corporation,
                                                        Lunn Industries, Inc. and Neurogen
                                                        Corporation.

- ---------------
(1) Member of the Executive Committee.

(2) Member of the Compensation Committee.

(3) Member of the Audit Committee.

     The Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. The Board of Directors has no nominating committee. The primary function of the Audit Committee is to review the scope and results of the Company's annual audit, the fee charged by the Company's independent accountants and matters relating to internal control procedures and systems. The primary function of the Compensation Committee is to assist the Board in the establishment of compensation for the Chief Executive Officer and, upon his recommendation, to approve the compensation of other officers and senior employees and to approve certain other personnel and employee benefit matters. The Executive Committee has the power to act on behalf of the Board, except for certain powers excluded by the Company's By-Laws and the Delaware General Corporation Law.

     During the fiscal year ended December 31, 1995, the Board of Directors held ten meetings, the Audit Committee held four meetings, the Compensation Committee held three meetings and the Executive Committee held one meeting, and each director attended at least 75% of the meetings held by the Board and Board committee on which he served during the period he was a director.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company are each entitled to receive a retainer fee of $5,000 each fiscal year, except the Chairman of the Board who receives a total fee of $30,000. Each Board committee Chairman is entitled to receive an additional retainer fee of $5,000. In addition, each member is entitled to receive $1,000 for attendance at any meeting of the Board of Directors and $500 for attendance at any meeting of a Board committee. The Company's Amended and Restated 1991 Stock Compensation Plan provides for annual non-discretionary grants to each non-employee director of a stock option to purchase 5,000 shares of Common Stock with vesting after one year, a ten year term and an exercise price equal to the fair market value of the Common Stock on the day of grant. As of December 31, 1995, the current non-employee directors had the following stock options outstanding: James D. Grant--244,445 (includes grants made when an executive officer); John P. Munson--20,000; Thomas R. Ostermueller--10,000; and John Simon--50,000.

CERTAIN TRANSACTIONS WITH DIRECTORS

     Mr. James Grant, an executive officer of the Company until November 1, 1992, was a consultant to the Company in the areas of government affairs and regulation and special projects until November 1, 1995, for which he was paid a fee of approximately $42,000 during 1995. Dr. Patrick Kung, an employee of the Company until December 31, 1995, is now a consultant to the Company under a one-year consulting agreement, for which he is expected to be paid $30,000, including services as an outside director. Mr. John Simon is a Managing Director of Allen & Company Incorporated ("Allen & Company"). The Company entered into a Placement Agency Agreement with Allen & Company in November 1995 under which Allen & Company was paid a fee of $165,000 for the private placement of stock of the Company with certain investors.

     Management believes that the services provided by Mr. Grant, Dr. Kung and Allen & Company were or will be beneficial to the Company and on terms consistent with those offered by nonaffiliated sources.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The following table lists the name, age, position and offices of all current executive officers of the Company. Officers are elected annually by the Board of Directors until their successors are duly elected and qualified.

      NAME OF INDIVIDUAL        AGE                POSITION AND OFFICES
      ------------------        ---                --------------------
Alan W. Tuck..................   47   President & Chief Executive Officer
Una S. Ryan, Ph.D. ...........   54   Vice President of Research & Chief Scientific
                                      Officer
James L. Levin, D.V.M. .......   41   Vice President of Development

     For a biographical summary of Mr. Tuck, see "Election of Directors."

     Una S. Ryan, Ph.D. joined the Company as Vice President and Chief Scientific Officer of Research in May 1993. She is also Research Professor of Medicine at the Whitaker Cardiovascular Institute of the Boston University School of Medicine. Dr. Ryan held the position of Director of Health Sciences at Monsanto Co. from January 1990 to November 1992 and was Research Professor of Surgery, Medicine and Cell Biology at Washington University School of Medicine from 1990 to 1993. From 1967 to 1990, Dr. Ryan was employed by the University of Miami, including most recently as Chief, Division of Vascular Cell Biology and Professor of Medicine.

     James L. Levin, D.V.M. joined the Company as Director of Pharmaceutical Evaluation in April 1992 and was promoted to Vice President of Development in December 1995. Prior to joining the Company, he was Vice President, Technical Operations for TSI Mason Laboratories in Worcester. He received a DVM from Tufts University School of Veterinary Medicine and an MS in pharmacology from Tulane University. Dr. Levin is also an Adjunct Assistant Professor in the Department of Comparative Medicine at Tufts University School of Veterinary Medicine, as well as a member of the Massachusetts Society for Medical Research.

SUMMARY COMPENSATION TABLE

     The following table shows, for the fiscal years ended December 31, 1995
("1995"), December 31, 1994 ("1994") and December 31, 1993 ("1993"), the cash compensation paid by the Company, as well as other compensation paid or accrued for these fiscal years, to the Chief Executive Officer and each person who served as executive officers during 1995.

- ------------------------------------------------------------------------------------------------------------------------
                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                     ----------------
                                                       ANNUAL COMPENSATION                AWARDS
                                           -----------------------------------------------------------------------------
                                                                                        SECURITIES
                                                                                        UNDERLYING
                                                                       OTHER ANNUAL       STOCK            ALL OTHER
                                             SALARY      BONUS(1)      COMPENSATION      OPTIONS        COMPENSATION(2)
     NAME AND PRINCIPAL POSITION    YEAR       ($)         ($)             ($)             (#)                ($)
- ------------------------------------------------------------------------------------------------------------------------
    Alan W. Tuck                    1995     245,447           0               0          100,000(3)          1,471
    President &                     1994     240,115           0               0          100,000(3)          1,989
    Chief Executive Officer         1993     223,558      60,361               0          100,000(3)          1,558
- ------------------------------------------------------------------------------------------------------------------------
    Una S. Ryan, Ph.D.              1995     204,996           0               0           50,000(5)          1,155
    Vice President of Research      1994     204,615           0          68,161(4)        25,345(5)          1,130
    & Chief Scientific Officer      1993     134,615      26,923          23,354(4)        90,000(5)              0
- ------------------------------------------------------------------------------------------------------------------------
    Duff Brace(6)                   1995     170,499           0               0           20,000(6)          1,108
    President & Chief               1994     106,615           0          14,784(4)       100,000(6)         90,000(6)
    Operating Officer               1993          --          --              --               --                --
    T Cell Diagnostics, Inc.
- ------------------------------------------------------------------------------------------------------------------------

(1) The bonus amounts in each fiscal year represent the payouts under the Company's Performance Plan, which were accrued for that year. No payouts were made for the 1994 and 1995 fiscal years. At the beginning of each fiscal year the Compensation Committee sets performance goals to be met during the year and at the end of the year determines the percentage of goals achieved upon which bonus payouts are made. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation."

(2) Except as otherwise noted, consists of the Company's matching cash contribution to the 401(k) Savings Plan of each named executive officer. Premiums paid for life insurance under the Company's nondiscriminatory group plan are not included.

(3) On February 6, 1993 Mr. Tuck was granted an option to purchase 40,000 shares at an exercise price of $6.125 and on December 31, 1993 an option for 60,000 shares at an exercise price of $7.8125, each with vesting in 1 year. On December 9, 1994, he was granted an option to purchase 50,000 shares at an exercise price of $2.75 with vesting in 1 year and an option to purchase an additional 50,000 shares at the same price with vesting after 5 years, with earlier vesting upon achievement of a specified performance goal at the end of 1995. In addition, Mr. Tuck was granted an option on January 1, 1995 to purchase 18,009 shares at an exercise price of $2.50 with vesting in 1 year as part of a special incentive grant to the Company's employees, and was granted an option on December 8, 1995 to purchase 81,991 shares at an exercise price of $2.938, vesting over 4 years. All options have a 10 year term.

(4) Amount represents payments made to Dr. Ryan and Duff Brace, or on their behalf, for relocation as part of their employment by the Company.

(5) In connection with her employment, Dr. Ryan was granted an option on March 31, 1993 to purchase 75,000 shares at an exercise price of $6.125. She was granted on December 31, 1993 an option to purchase 15,000 shares at an exercise price of $7.8125; on June 30, 1994 an option to purchase 10,000 shares at an exercise price of $3.5625; and on December 30, 1994 an option to purchase 4,000 shares at an exercise price of $2.50, each with vesting over 4 years. She was granted an option on December 30, 1994 to purchase 11,345 shares at an exercise price of $2.50 with vesting in 1 year as part of a special incentive grant to the Company's employees. On December 8, 1995, Dr. Ryan was granted an option to purchase 50,000 shares at an exercise price of $2.938, vesting over 4 years. All options have a 10 year term.

(6) Mr. Brace resigned as President and COO of T Cell Diagnostics, Inc. and as Vice President of the Company effective March 1, 1996 in connection with the Company's sale of the preclinical products business of T Cell Diagnostics, Inc. As part of his employment, Mr. Brace was granted on May 31, 1994 an option to purchase 60,000 shares at an exercise price of $3.9375 with vesting over 4 years and an option to purchase 40,000 shares at the same exercise price with vesting after 5 years, subject to earlier vesting beginning in 1995 based on the achievement of certain specified quarterly performance goals. Mr. Brace also was granted an option to purchase 20,000 shares on January 1, 1995 at an exercise price of $2.50 with vesting after 5 years, subject to earlier vesting beginning in 1996 based on the achievement of certain specified quarterly performance goals. All of these options have a 10 year term. Mr. Brace was granted a loan of $90,000 forgivable over two years.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the 1995 fiscal year to each of the executive officers named in the Summary
Compensation Table above:

- -------------------------------------------------------------------------------------------------------------------------
                                                                                                          POTENTIAL
                                                                                                     REALIZABLE VALUE AT
                                                                                                       ASSUMED ANNUAL
                                                                                                       RATES OF STOCK
                                                                                                     PRICE APPRECIATION
                                        INDIVIDUAL GRANTS                                              FOR OPTION TERM
- -------------------------------------------------------------------------------------------------------------------------
                                                        PERCENT OF
                                         NUMBER OF         TOTAL
                                         SECURITIES       OPTIONS
                                         UNDERLYING     GRANTED TO      EXERCISE
                                          OPTIONS        EMPLOYEES      PER SHARE
                                          GRANTED        IN FISCAL        PRICE       EXPIRATION
                 NAME                       (#)           YEAR(1)        ($/SH)          DATE         5%($)      10%($)
- -------------------------------------------------------------------------------------------------------------------------
 Alan W. Tuck                              81,991           13.9%         2.938        12/08/05      151,494     383,916
                                           18,009            3.0%         2.50         01/02/05       28,314      71,754
- -------------------------------------------------------------------------------------------------------------------------
 Una S. Ryan, Ph.D.                        50,000            8.5%         2.938        12/08/05       92,385     234,121
- -------------------------------------------------------------------------------------------------------------------------
 Duff Brace                                20,000            3.4%         2.50         01/01/05       31,445      79,687
- -------------------------------------------------------------------------------------------------------------------------

     (1) During 1995, a total of 590,523 options were granted to the Company's employees, including to employees of the Company's subsidiary, T Cell Diagnostics, Inc. The percentages were calculated as if those options granted in 1995 which were subsequently canceled remained outstanding as of the end of the 1995. For a description of each option grant, see "Summary Compensation Table," footnote (3) for Mr. Tuck, footnote (4) for Dr. Ryan and footnote (5) for Mr. Brace.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, the shares acquired and the value realized in each exercise of stock options during the 1995 fiscal year and the quantity and value of unexercised options at the end of the year:

- ---------------------------------------------------------------------------------------------------------------------------
                                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                  SHARES                        UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                ACQUIRED ON       VALUE         OPTIONS AT 12/31/95(#)             AT 12/31/95(1)($)
             NAME               EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ---------------------------------------------------------------------------------------------------------------------------
 Alan W. Tuck                       --             --           600,000         100,000          43,800          32,889
- ---------------------------------------------------------------------------------------------------------------------------
 Una S. Ryan, Ph.D.                 --             --            51,338         114,007           2,640          20,148
- ---------------------------------------------------------------------------------------------------------------------------
 Duff Brace                         --             --            15,000         105,000               0               0
- ---------------------------------------------------------------------------------------------------------------------------

     (1) Based on the $3.188 per share closing price of the Company's Common Stock on December 29, 1995.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Mr. Tuck entered into an employment agreement with the Company on February 6, 1992, which as amended provides for: an initial term of three years, subject to automatic one year extensions unless terminated by notice given at least 90 days prior to the anniversary date by either Mr. Tuck or the Company; a base annual salary of $210,000 plus merit increases; eligibility for an annual bonus of up to 30% of his annual salary in accordance with the Company's Performance Plan; and the grant of stock options to purchase 400,000 shares of Common Stock, with 200,000 shares at a fair market value exercise price of $12.375 vesting over 5 years and 200,000 at an above-market value exercise price of $20.00 vesting over 5 years beginning February 6, 1994. In addition, the agreement provides for a severance payment of not less than one year of the annual salary and bonus then in effect, as well as the continuation of health insurance benefits, in the event of termination by Mr. Tuck for good reason or by the Company other than for cause. "Good reason" generally means the failure of Mr. Tuck to be nominated or elected to the Company's Board of Directors or his present position, or a material change in his authority or responsibilities, or a change of control, which includes the acquisition or merger of a certain percentage of the Company's Common Stock. "Cause" generally means willful or gross misconduct.

     Dr. Ryan, Dr. Levin, and Mr. Brace each have an agreement with the Company under which each is eligible for a severance payment of one year's base salary, continuation of health insurance benefits and 100% vesting of all stock option grants in the event of his or her termination following a change of control. "Change of control", as defined in the Company's stock plan, is the acquisition or merger of a certain percentage of the Company's stock or the election of a certain percentage of directors not nominated by the Board, provided the Board of Directors has adopted a resolution that such a change of control has occurred.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Compensation Committee of the Board of Directors was composed of two non-employee directors, Messrs. Ronald Urvater and John Simon during the first half of 1995 and Messrs. Thomas Ostermueller and John Simon during the remainder of the year. None of these Compensation Committee members has been an officer or employee of the Company.

     No Compensation Committee interlocks between the Company and another entity exist.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company (the "Committee"), which is comprised of non-employee directors, is responsible for establishing and administering the policies governing the compensation of the Company's employees, including salary, bonus and stock option grants. The policy of the Committee is to compensate the Company's employees with competitive salaries based on their level of experience and job performance. All permanent employees of the Company, including executive officers, are eligible for annual bonus awards based on achievement of the Company's strategic corporate goals, and participation in the Company's stock option program. The bonus awards and stock option grants are made in accordance with the Company's Performance Plan and Amended and Restated 1991 Stock Compensation Plan. The Committee is also responsible for the administration of the Company's 1994 Employee Stock Purchase Plan, in which employees participate on a voluntary basis.

     In order to both attract and retain experienced and qualified executives to manage the Company, the Committee's policy on executive compensation is to (i) pay salaries which are competitive with the salaries of executives in comparable positions in the biotechnology industry, and (ii) allow for additional compensation upon achievement of corporate goals under the bonus Performance Plan and through stock price appreciation of shares vested to them from stock options granted at fair market value. This policy is designed to have a significant portion of each senior manager's total compensation be at risk based upon the Company's progress, in order to provide the manager with incentive to fully dedicate himself or herself to achievement of corporate goals, which in turn should build value for the Company's stockholders.

     Each executive officer (except the Chief Executive Officer whose performance is reviewed by the Committee) has an annual formal performance review with the Chief Executive Officer who then makes recommendations on salary increases, promotions and stock option grants to the Compensation Committee. The salary increases are then approved based on the average salary increases expected in the biotechnology industry and the Boston area. The salaries of these executive officers in 1995 were either at or slightly above the average of the salaries paid to persons in comparable positions based on an independently prepared 1995 employee compensation survey of approximately 256 biotechnology companies. Due to financial constraints within the Company, no salary increases for executive officers were made at the end of 1995.

     The bonus award is based on the percentage of achievement of the Company's strategic goals which are set at the beginning of each fiscal year and measured against performance at the end of the year by the Committee in accordance with the Company's Performance Plan. For 1995, two sets of goals were applicable to all employees, including the executive officers: One set of overall corporate goals and, depending on whether the employee works in the therapeutic or diagnostic areas, a second set of goals applicable to the therapeutic or diagnostic programs. Both sets of goals were allocated between specific product and financial performance targets. The Compensation Committee determined that due to delays in achieving most of the stated goals, no cash payout would be made under the plan for 1995. In 1995, the stock option awards for the executive officers other than the Chief Executive Officer consisted of grants made as part of either commitments made at hiring or in conjunction with a review of the executives' performance during the year. The number of underlying shares are consistent with the stock option grant practices of other companies in the biotechnology industry.

     Mr. Alan Tuck, the Company's President and Chief Executive Officer, received a salary increase of approximately 2% effective at the beginning of 1995. The salary increase was made after a performance review of the accomplishments made during 1994 and after an analysis of the average increases being made within the Company. Mr. Tuck's base salary for 1995 was just below the average of the base salaries paid to other Chief Executive Officers in similar sized companies in the biotechnology industry, based on the previously referenced 1995 employee compensation survey. Mr. Tuck received no salary increase for 1996. Although Mr. Tuck was eligible for a bonus of 30% of base salary under the performance plan, as previously mentioned, no payouts were made for 1995.

     Mr. Tuck was granted on January 1, 1995 a stock option grant for 18,009 shares at a purchase price of $2.50, with vesting in one year, as his allocation in a special 1994 year end incentive grant to all employees. In conjunction with his performance review in December 1995, Mr. Tuck was awarded an option for 81,991 shares at a purchase price of $2.938 and vesting over four years, to provide him with additional incentive to maximize stockholder value in the Company.

                                            COMPENSATION COMMITTEE

                                               THOMAS OSTERMUELLER, Chairman
                                               JOHN SIMON

STOCK PERFORMANCE GRAPH

     The graph below represents a comparison of the cumulative shareholder return on the Common Stock for the Company's last five fiscal years, including the fiscal year ended December 31, 1995, with the cumulative total stockholder return of the NASDAQ Stock Market (U.S.) Index and NASDAQ Pharmaceutical Stock
Index (which is made up of companies quoted on the NASDAQ National Market System whose Primary Industrial Classification Code is 283, Pharmaceutical Companies).
The graph assumes an investment of $100 on April 30, 1991 in the Company's
Common Stock and in the two indexes.

                                 [LINE GRAPH]
                                                    NASDAQ Stock        NASDAQ
      Measurement Period              T Cell        Market (U.S.)    Pharmaceutical
    (Fiscal Year Covered)         Sciences, Inc.        Index         Stock Index
4/30/91                                $100             $100             $100
4/30/92                                $106             $121             $123
12/31/92                               $114             $143             $141
12/31/93                               $119             $164             $125
12/30/94                               $ 38             $160             $ 94
12/29/95                               $ 48             $227             $173

                            INDEPENDENT ACCOUNTANTS

     On February 10, 1994, the Board of Directors of the Company approved the engagement of the firm Price Waterhouse LLP as its independent accountants. Price Waterhouse replaced KPMG Peat Marwick LLP effective February 10, 1994. The Company expects that a representative from Price Waterhouse will be present at the Annual Meeting to respond to appropriate questions.

     In the period of the fiscal year which ended December 31, 1994 prior to the termination of the engagement of KPMG Peat Marwick, there were no disagreements with KPMG Peat Marwick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG Peat Marwick, would have caused KPMG Peat Marwick to make reference to the matter in connection with its reports on the Company's financial statements with respect to such periods. Also, in the interim period prior to the engagement of Price Waterhouse, there were no "reportable events" as defined in subparagraph (a)(1)(v) of Item 304 of Regulation S-K, and neither the Company nor anyone else on its behalf consulted Price Waterhouse regarding either (i) application of accounting principles to a specified transaction, either completed or proposed or (ii) the type of audit opinion that might be rendered on the Company's financial statements.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     In accordance with the Company's Amended and Restated By-Laws as of November 10, 1994, all stockholder proposals and nominations which are requested to be presented at the 1997 Annual Meeting of Stockholders of the Company must be received by the Company at its offices, attention: Secretary, no later than March 7, 1997 and no earlier than January 20, 1997 for inclusion in the Company's proxy statement and form of proxy relating to the meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     The prompt return of the proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                            By order of the Board of Directors

                                              PAMELA A. HAY
                                              Secretary

Dated: April 12, 1996

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM T CELL SCIENCES, INC.,
ATTENTION: CORPORATE COMMUNICATIONS, 115 FOURTH AVENUE, NEEDHAM, MASSACHUSETTS 02194.

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                       WITH-    FOR ALL
                              FOR      HOLD     EXCEPT
1.  Election of Directors.    / /      /  /      / /

              JAMES D. GRANT, PATRICK C. KUNG,
               ALAN W. TUCK, JOHN P. MUNSON,
             THOMAS R. OSTERMUELLER, JOHN SIMON

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through the nominees name.


RECORD DATE SHARES:






                                            ---------------------------------
Please be sure to sign and date this Proxy.  Date
- -----------------------------------------------------------------------------



- ------Stockholder sign here--------------------Co-owner sign here-----------




T CELL SCIENCES, INC.






Mark box at right if comments of address change       / /
have been noted on the reverse side of the card.


DETACH CARD


                             T CELL SCIENCES, INC.

Dear Stockholder:

Please take note of the important information and voting issue in the proxy materials enclosed with this Proxy Ballot.

Your vote counts, and you are strongly encouraged to exercise your right to vote your stock.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 21, 1996.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


T Cell Sciences, Inc.

                             T CELL SCIENCES, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1996

The undersigned hereby appoints James D. Grant, Partick C. Kung, and Alan W. Tuck, and each of them, as the true and lawful attorneys, agents, and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Common Stock held of record by the undersigned on March 29, 1996, at the Annual Meeting of Stockholders to be held at 2:00 P.M. on May 21, 1996 at Fleet Bank, Room FG, 75 State Street, Boston, Massachusetts 02109, or at any adjournment thereof. Any and all proxies heretofore given are hereby revoked. Unless you specify otherwise, or make no specification, the proxies will be voting FOR all nominees listed in Item 1 and otherwise in accordance with the best judgment of the holder thereof.

- -------------------------------------------------------------------------------
         PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY
                              IN ENCLOSED ENVELOPE
- -------------------------------------------------------------------------------
Please sign this proxy exactly as your name appears on the books of the Corporation. Joint owners are to each sign personally. Trustees and other fiduciaries are to indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature is that of an authorized officer who should state his or her title.
- -------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?


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